For Further Information Contact:

First Internet Bancorp

Paula Deemer

(317) 428-4628

investors@firstib.com

First Internet Bancorp Announces Pricing of Upsized Public Offering of Common Stock

INDIANAPOLIS, IN – November 22, 2013 – First Internet Bancorp (NASDAQ: INBK), the parent corporation of First Internet Bank of Indiana (the "Bank"), today announced that the pricing of the underwritten public offering of 1,380,000 shares of its common stock at a price to the public of $20.00 per share, for gross proceeds of $27.6 million. The offering was increased from the previously announced amount of 1,150,000 shares. The Company expects to use the net proceeds of the offering to support the Bank's organic growth, the pursuit of strategic acquisition opportunities and other general corporate purposes.

Sandler O'Neill + Partners, L.P. is serving as sole book-running manager of the offering, and Keefe, Bruyette & Woods, Inc. is acting as co-manager. The Company has granted the underwriters a 30-day option to purchase up to 207,000 additional shares of common stock which, if exercised in full, would result in additional gross proceeds to the Company of up to approximately $4.1 million.

The offering is being made pursuant to an effective registration statement filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale of securities would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offers, solicitations of offers to buy or sales of securities will only be made by means of a prospectus, copies of which may be obtained from Sandler O'Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, NY 10020, (866) 805-4128. The registration statement may also be accessed through the SEC's website at www.sec.gov.

About First Internet Bancorp
First Internet Bancorp (NASDAQ: INBK) is the parent company of First Internet Bank of Indiana (www.firstib.com), a premier provider of online retail and business banking services nationwide. First Internet Bank opened for business in 1999. The Bancorp became the parent of the Bank effective March 21, 2006.

About First Internet Bank of Indiana
First Internet Bank of Indiana is the first state-chartered, FDIC-insured institution to operate solely via the Internet and has customers in all 50 states. Deposit services include checking accounts, regular and money market savings accounts, CDs and IRAs. First Internet Bank also offers consumer loans, conforming mortgages, jumbo mortgages, home equity loans and lines of credit, and commercial loans. This year, First Internet Bank was named one of the Best Places to Work in Indiana by the Indiana Chamber of Commerce, one of the Best Banks to Work For by American Banker, and the top Online Originator by Mortgage Technology. The Bank is a wholly owned subsidiary of First Internet Bancorp.

Forward-Looking Statements
Certain statements contained in this press release may be deemed to be forward-looking statements within the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements be subject to the safe harbor created thereby. Such forward-looking statement include, but are not limited to, statements regarding the public offering referred to herein and the anticipated use of proceeds of the offering. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected in the forward-looking statements contained herein. Such factors include the risks described in the registration statement referred to above and in the Company's other filings with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the dates on which the forward-looking statements are made.

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